Exhibit T3B.28
Amended and Restated
BY-LAWS
of
CIT TECHNOLOGIES CORPORATION

(a Michigan Corporation)
adopted September 15, 20031
ARTICLE I
OFFICES
     Section 1. The registered office shall be in Bingham Farms, Michigan.
     Section 2. The corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS
     Section 1. All meetings of shareholders for the election of directors shall be held at such place within or outside the State of Michigan as shall be set forth in the Notice of Meeting or in a duly executed Waiver of Notice thereof.
     Section 2. The annual meeting of the Stockholders shall be held on the date at the time as shall be designated, from time to time by the Board of Directors and stated in the notice of the Annual Meeting sent to Stockholders in accordance with these by-laws and the Business Corporation Act of Michigan. At such meeting the Stockholders shall elect directors, by a plurality vote, and transact such other business as may properly come before the meeting. If the Annual Meeting of Stockholders is not held as herein prescribed, the election of Directors may be held at any meeting thereafter called.
     Section 3. Written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.
ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

[1]	Article IX, Section 5, paragraph 1 was amended by Board resolution on August 3, 2009.

     Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of shareholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.
     Section 3. Written notice of the time, place and purposes of a special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.
     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares, are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.
     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.
     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
     Section 4. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.
ARTICLE V
DIRECTORS
     Section 1. The number of directors shall not be less than one (1) nor more than nine (9). Directors need not be residents of the State of Michigan nor shareholders of the corporation. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and shall hold office for the terms for which they are elected and until their successors are elected and qualified.
     Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A directorship to be filled because of an increase in the number of directors or to fill a vacancy may be filled by the board for a term of office continuing only until the next election of directors by the shareholders.
     Section 3. The business affairs of the corporation shall be managed by its board except as otherwise provided by statute or in the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
     Section 4. The directors may keep the books of the corporation, outside of the State of Michigan, at such place or places as they may from time to time determine.
     Section 5. Any or all of the Directors may be removed for cause by action of the Board of Directors. Directors may be removed at any time, with or without cause, by a majority vote of the Stockholders.
     Section 6. Resignation. A Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary to make it effective.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Regular or special meetings of the board of directors may be held either within or without the State of Michigan.
     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 4. Special meetings of the board of directors may be called by the president on three (3) days’ notice to each director, either personally or by mail or by telegram or by other electronic means; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 5. Attendance of a director at a meeting constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a regular or special meeting need be specified in the notice or waiver of notice of the meeting.
     Section 6. A majority of the members of the board then in office constitutes a quorum for transaction of business, unless the articles of incorporation provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board unless the vote of a larger number is required by statute, the articles or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Unless otherwise provided by the articles of incorporation action required or permitted to be taken pursuant to authorization voted at a meeting of the board, may be taken without a meeting if, before or after the action, all members of the board consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the board. The consent has the same effect as a vote of the board for all purposes.
     Section 8. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE VII
COMMITTEES
     Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more Directors to form one or more committees, each committee to consist of one or more Directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:
     (a) the submission to Stockholders of any action as to which Stockholders’ authorization is required by law;
     (b) the filling of vacancies on the Board of Directors or on any committee;
     (c) the fixing of compensation of any Director for serving on the Board or on any committee;
     (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; or

     (e) the amendment or repeal of any resolution of the Board of Directors which, by its terms, shall not be so amendable or repealable.
The Board of Directors may designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors.
ARTICLE VIII
NOTICES
     Section 1. When a notice or communication is required or permitted by this act to be given by mail, it shall be mailed, except as otherwise provided in this act, to the person to whom it is directed at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon pre-paid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided by statute.
     Section 2. When, under statutory requirements or the articles of incorporation or these by-laws or by the terms of an agreement or instrument, a corporation or the board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements.
ARTICLE IX
OFFICERS
     Section 1. Offices, Election, Term.
     (a) The Board of Directors may elect or appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided. The Chairman of the Board, the President or the Chief Executive Officer together with the Secretary of the Corporation may appoint any such other officers or agents, other than a Chief Executive Officer, President or Secretary, fix their term of office, and prescribe their respective authorities and duties. Any two or more offices may be held by the same person.
     (b) All officers shall be elected or appointed to hold office until the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders.

     (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier resignation or removal.
     (d) The Directors may require any officer to give security for the faithful performance of his duties.
     (e) The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 2. Removal and Resignation.
     (a) Any officer elected or appointed by the Board of Directors may be removed by the Board at any time, with or without cause.
     (b) Any officer elected or appointed by the Chairman of the Board, the Chief Executive Officer or the President together with the Secretary of the Corporation may be removed by said officers and/or the Board of Directors at any time, with or without cause.
     (c) If, for any reason, any elected or appointed officer of the Corporation ceases to be employed by CIT Group Inc. or any of its affiliates, such cessation of employment shall have the same effect as if such individual resigned as an officer of the Corporation. Under such circumstances, the Board of Directors shall not require the resigning officer to deliver a signed resignation, but instead, based on information received from the Human Resources Department of CIT Group Inc. or any of its affiliates, the Secretary or any Assistant Secretary of the Corporation shall file with the minutes of the meetings of the Corporation a notice of the officer’s cessation of employment and consequent resignation as an officer of the Corporation.
     (d) In the event of the death, resignation or removal of an officer, the Board of Directors, in its discretion, may elect or appoint a successor to fill the unexpired term.
     (e) The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.
     Section 3. The Chief Executive Officer shall:
     (a) oversee the overall business and management of the Corporation;
     (b) report to the Stockholders on the business and affairs of the Corporation; and

     (c) perform such duties as from time to time may be assigned to him by the Board of Directors.
     Section 4. The President. The President shall:
     (a) preside at all meetings of the Board of Directors, provided that the President is a member of the Board of Directors;
     (b) be controlled by the Chief Executive Officer and the Board of Directors of the Corporation and shall make reports concerning the business and affairs of the Corporation to the Chief Executive Officer and the Board of Directors as requested ; and
     (c) have the general powers and duties of supervision, management, direction and control of the business of the Corporation usually vested in the office of President, including, without limitation, the authority to sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors.
     The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties, and shall each report to him as he may from time to time require.
     Section 5. The Vice Presidents.2 Categories of Vice Presidents may include, but are not limited to, Executive Vice President, Senior Vice President and Assistant Vice President. Categories of Managing Directors may include, but are not limited to, Senior Managing Director, Managing Director, and Director. The title of Director, or any rank thereof, as described in this Article shall not possess the same authority nor be interchangeable with the title of Director as used when referring to the members of the Board of Directors defined under Article III of these By-Laws. In addition to those authorities set out below, each Vice President and Managing Director shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Vice President or Managing Director reports. The term Vice President(s) as used in these By-Laws shall include all ranks of Vice President, Managing Director, and all ranks of Managing Director.
     The Vice Presidents shall possess the power to sign all certificates, contracts, obligations and other instruments to which the Corporation is a party and such execution by any one of the Vice Presidents shall be legal, valid, and binding upon the Corporation. During the absence or disability of the President, the Vice President or, if there are more than one, the Vice Presidents in the order of (i) rank, (ii) election, or (iii) as determined by the board of directors, shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the President may delegate or as the Board of Directors shall prescribe.
     Section 6. The Secretary. The Secretary shall:

[2]	Article IX, Section 5, paragraph 1 was amended by Board resolution on August 3, 2009 to add the office of Managing Director and ranks thereof, to the sections describing the office of Vice President.

     (a) keep the minutes of all meetings of the Board of Directors and of the Stockholders and cause the same to be recorded in the books provided for that purpose;
     (b) give or cause to be given notice of all meetings of Stockholders and of special meetings of the Board of Directors;
     (c) keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors or the President;
     (d) when required, prepare or cause to be prepared and available at each meeting of Stockholders a certified list, in alphabetical order, of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;
     (e) keep all the documents and records of the Corporation, as required by law or otherwise, in the proper and safe manner; and
     (r) perform all such other duties as may be incident to the office of Secretary and perform all such other duties as may be prescribed by the President or the Board of Directors.
     Section 7. The Assistant Secretary. During the absence or disability of the Secretary, the Assistant Secretary or, if there be more than one, the one so designated by the Secretary, the President or the Board of Directors, shall have all the powers and functions of the Secretary. The Assistant Secretary shall perform all such other duties as may be prescribed by the Secretary, the President, or the Board of Directors.
     Section 8. The Treasurer. The Treasurer shall:
     (a) have the custody of the corporate funds and securities;
     (b) keep full and accurate accounts of receipts and disbursements in the corporate books;
     (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;
     (d) disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements;
     (e) render to the President and the Board of Directors, at the regular meetings of the Board of Directors, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;
     (f) render a full financial report at the Annual Meeting of the Stockholders, if so requested;

     (g) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and
     (h) perform such other duties as are given to him by these By-Laws or from time to time, are assigned to him by the Board of Directors or the President.
     Section 9. The Assistant Treasurer. During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Treasurer, the President or the Board of Directors, shall have all the powers and functions of the Treasurer. The Assistant Treasurer shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
     Section 10. The Controller. The Controller shall examine and certify the accounts of the Corporation and shall report to the Board of Directors or to such officer as the Board of Directors may require.
     Section 11. The Assistant Controller. During the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, the one so designated by the Controller, the President or the Board of Directors, shall have all the powers and functions of the Controller. The Assistant Controller shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
     Section 12. Delegation of Duties. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate, for any designated period of time, the powers or duties, or any of these, of such officer to any other officer, or to any Director, provided that one person is not given the powers and duties of both the President and Secretary.
     Section 13. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at Stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.
     Section 14. Forms of Signature Acceptable forms of signature under which the officers may bind the corporation are by hand, autographically, by facsimile or by uniquely marked, computer-generated signatures or by other electronic methods.
ARTICLE X
INDEMNIFICATION
     The Corporation shall indemnify its officers, directors, employees and agents to the extent set forth in the By-Laws of CIT Group Inc., the ultimate parent of the Corporation and/or any successor thereto, as permitted by the General Corporation Law of Delaware, as amended, and by the Business Corporation Act of Michigan, as amended.

ARTICLE XI
CERTIFICATES FOR SHARES
     Section 1. The shares of the corporation shall be represented by certificates signed by the chairman of the board, vice-chairman of the board, president or a vice-president and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, the par value of each share represented by the certificate, or a statement that the shares are without par value and shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.
     Section 2. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.
LOST CERTIFICATES
     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.
TRANSFERS OF SHARES
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
FIXING OF RECORD DATE
     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty nor less than ten days before the date of the meeting, not more than sixty days before any other action. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.
REGISTERED SHAREHOLDERS
     Section 6. For the purpose of determining shareholders entitled to vote or receive payment of a dividend or allotment of a right, the corporation shall be authorized to accept the list of shareholders made and certified by the officer or agent having charge of the stock transfer books as prima facie evidence as to who are such shareholders on the designated record date.
LIST OF SHAREHOLDERS
     Section 7. The officer or agent having charge of the stock transfer books for shares of a corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by each shareholder, produced at the time and place of the meeting, subject to inspection by any share-holder during the whole time of the meeting and be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting. A person who is a shareholder of record of a corporation, upon at least ten days’ written demand may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders’ meetings and record of shareholders and make extracts therefrom, at the places where they are kept.
ARTICLE XII
DIVIDENDS
     Section 1. The board of directors may declare and pay dividends or make other distributions in cash, bonds or property of the corporation, including the shares or bonds of other corporations, on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any statutory restriction or restriction contained in the articles of incorporation.
     Section 2. Before payment of any dividend, the board of directors may create reserves from its earned surplus or capital surplus for any proper purpose and may increase, decrease or abolish such reserve.
CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Michigan”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XIII
AMENDMENTS
     These by-laws may be amended or repealed or new by-laws may be adopted by the shareholders or board of directors except as may be provided in the articles of incorporation. The shareholders may prescribe in these by-laws that any by-law made by them shall not be altered or repealed by the board of directors. Amendment of the by-laws by the board requires a vote of not less than a majority of the members of the board then in office.
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